For Immediate Release

Hagerty Reports Second Quarter 2026 Results
Increases 2026 Growth Outlook

First Half 2026 Highlights:
•Strong underlying operational performance with record growth in members, written premium, and earned premium
•First half 2026 Written Premium grew 19% year-over-year to $713 million
•Added a record 279,000 new members in the first half of 2026, with policy in force growth of 19% year-over-year to 1.9 million members
•First half 2026 Earned Premium increased 42% to $492 million
•Transition to Markel Fronting Arrangement on January 1, 2026 resulted in decrease to reported revenue as previously disclosed
•First half 2026 Net Loss of $5 million, including $153 million of pre-tax Markel Fronting Arrangement transitional costs, compared to Net Income of $74 million in the prior year period
•First half 2026 Adjusted EBITDA (a non-GAAP measure) increased 32% to $160 million, compared to $121 million in the prior year period
•First half 2026 Cash Flow from Operating Activities increased 91% to $186 million
•Increased 2026 Outlook — Written Premium growth of 16% to 17%, Net Income of $18 to $30 million, and Adjusted EBITDA of $270 to $280 million

TRAVERSE CITY, MI, August 5, 2026 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY) makes it easier and more enjoyable for car enthusiasts to drive and celebrate the vehicles they love — through specialty vehicle insurance, live and digital auctions, engaging media and events, and the Hagerty Drivers Club, the world's largest membership community of car lovers. Today the company announced financial results for the three and six months ended June 30, 2026.

"The first half of 2026 has been the best in Hagerty's history, and our results give us the confidence to significantly increase our full year outlook. We delivered year-to-date written premium growth of 19% and Adjusted EBITDA gains of 32%, reflecting the compounding power of our model as we now control 100% of the economics on our U.S. book. This is what forty years of building trust — one member, one partner, one car at a time — looks like when the flywheel hits its stride," said McKeel Hagerty, Chief Executive Officer and Chairman of Hagerty.

“Our momentum is showing up across every part of the Hagerty ecosystem, including crossing three million insured vehicles. Broad Arrow delivered first half revenue growth of 17%, with a 91% auction sell-through rate and demand from buyers on multiple continents. And in the third quarter, we will welcome the team and members of Bennetts, the United Kingdom's second largest specialty motorcycle insurance broker to the Hagerty family, tripling our scale in that market," added Mr. Hagerty.

SECOND QUARTER 2026 FINANCIAL HIGHLIGHTS

•Second quarter 2026 Written Premium increased 19% year-over-year to $425 million, and year-to-date 2026 Written Premium increased 19% year-over-year to $713 million
•Second quarter 2026 Hagerty Re Earned Premium increased 42% year-over-year to $252 million, and year-to-date 2026 Earned Premium increased 42% year-over-year to $492 million
•Driven by the Markel Fronting Arrangement which increased Hagerty Re’s U.S. quota share from 80% to 100% including in-force policies written in 2025, as well as growth in subject premiums written by our MGA subsidiaries
•Policies in Force Retention was 88.2% as of June 30, 2026 compared to 88.7% in the prior year period, and policies in force count increased 19% year-over-year to 1.9 million
•Second quarter 2026 MGA+ reporting unit Commission and fee revenue increased 17% to $167 million, and year-to-date 2026 MGA+ reporting unit Commission and fee revenue increased 18% year-over-year to $287 million, reflecting organic growth in the Essentia and State Farm books of business
•Assuming control of the Essentia book through the Markel Fronting Arrangement in the first quarter of 2026 requires the elimination of $144 million of Commission and fee revenue in the second quarter of 2026 and $247 million in the first half of 2026 in the Condensed Consolidated Statements of Operations
•On a consolidated basis, second quarter 2026 Commission and fee revenue decreased 83% year-over-year to $24 million, and year-to-date 2026 Commission and fee revenue decreased 84% year-over-year to $40 million
•Second quarter 2026 Marketplace revenue increased 48% year-over-year to $40 million, and year-to-date 2026 Marketplace revenue increased 17% year-over-year to $65 million
•Strong sales growth at live auctions and increased financing revenue which was enabled by the upsized BAC Credit Facility
•Second quarter 2026 Membership and other revenue increased 3% year-over-year to $21 million, and year-to-date 2026 Membership and other revenue increased 5% year-over-year to $43 million
•Hagerty Drivers Club (HDC) paid members increased 6% year-over-year to over 962,000
•Second quarter 2026 Net investment income increased 17% year-over-year to $11 million, and year-to-date 2026 Net investment income increased 15% year-over-year to $21 million
•Second quarter 2026 Total Revenue decreased 6% year-over-year to $355 million, and year-to-date 2026 Total Revenue decreased 6% year-over-year to $667 million, reflecting the transition to the Markel Fronting Arrangement
•Second quarter 2026 Hagerty Re Loss Ratio was 42.7% compared to 42.3% in the prior year period, and year-to-date 2026 Hagerty Re Loss Ratio was 40.6% compared to 42.2% in the prior year period
•Second quarter 2026 Hagerty Re Combined Ratio was 89.6% compared to 89.6% in the prior year period, and year-to-date 2026 Hagerty Re Combined Ratio was 88.1% compared to 89.1% in the prior year period

•Second quarter 2026 Policy acquisition costs, net increased 1% to $84 million, and year-to-date 2026 Policy acquisition costs, net increased 16% to $186 million. The year-to-date increase is primarily due to the transition of our business under the Markel Fronting Arrangement, which resulted in incremental ceding commission expense for in-force policies written in 2025 and assumed at 100% on January 1, 2026, as well as an increase in earned premium
•The transition to the Markel Fronting Arrangement and adoption of Article 7 reporting standards for insurance companies reclassified certain costs among expense captions on the Condensed Consolidated Statements of Operations, reducing period-over-period comparability of individual captions without affecting total expenses. Beginning in 2026, following our assumption of control over the Essentia book of business, operating costs incurred by our U.S. MGA subsidiary in support of risk-taking activities are classified within Underwriting and other insurance expenses, versus Selling, general, and administrative expenses
•Together, second quarter 2026 Underwriting and other insurance expenses and Selling, general, and administrative expenses within the Insurance segment decreased 11% to $119 million, and year-to-date 2026 decreased 10% to $225 million. This decrease was primarily a result of the deferral of costs incurred by our MGA subsidiary for the successful acquisition or renewal of insurance policies issued under the Markel Fronting Arrangement. In 2025, these costs were expensed as incurred
•Second quarter 2026 Income before taxes of $2 million, including $64 million of Markel Fronting Arrangement transitional costs, and year-to-date 2026 Loss before taxes of $19 million, including $153 million of Markel Fronting Arrangement transitional costs
•Second quarter 2026 Net Income of $8 million, including $64 million of pre-tax Markel Fronting Arrangement transitional costs, compared to Net Income of $47 million in the prior year period, and year-to-date 2026 Net Loss of $5 million, compared to Net Income of $74 million in the prior year period, including $153 million of pre-tax Markel Fronting Arrangement transitional costs
•Second quarter 2026 Adjusted EBITDA (a non-GAAP measure) increased 3% year-over-year to $75 million, compared to $73 million in the prior year period, and year-to-date 2026 Adjusted EBITDA increased 32% year-over-year to $160 million, compared to $121 million in the prior year period
•Second quarter 2026 Basic and Diluted Loss Per Share were $(0.02), and year-to-date 2026 Basic and Diluted Loss Per Share were $(0.08)
•Second quarter 2026 Adjusted Diluted Loss Per Share (a non-GAAP measure) was $(0.02), and year-to-date 2026 Adjusted Diluted Loss Per Share was $(0.05)
•First half 2026 Cash Flow from Operating Activities increased 91% to $186 million
•The Company had $298 million of unrestricted cash and $216 million of total debt, $88 million of which was back leverage for Broad Arrow Capital’s portfolio of loans collateralized by collector cars
The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Non-GAAP Financial Measures at the end of this press release.

INCREASED 2026 OUTLOOK - COMPOUNDING GROWTH
We believe 2026 is on track to be another great year of underlying profit growth for Hagerty as our team executes on our long-term plan to deliver compounding premium growth through investing in our long-term competitive advantages with our member-centric approach. As of January 1, 2026, we moved to a 100% quota share arrangement with our long-term partner, Markel, where we retain 100% of the premium and risk from our high-quality, historically low volatility underwriting. We also remain focused on delivering this growth more efficiently through the benefits of scale, continued cost discipline, and investments in our technology platform.

•For full year 2026, Hagerty anticipates:
◦Written Premium growth of 16% to 17%
◦Total Revenue change of (9)% to (8)%, as Markel-related commission revenue is eliminated under the Markel Fronting Arrangement1
◦Net Income of $18 million to $30 million, including ~$199 million of Markel Fronting Arrangement transitional costs2
◦Adjusted EBITDA of $270 million to $280 million

		Prior 2026 Outlook[1] ($)		Revised 2026 Outlook ($)
in thousands	2025 Results	Low End	High End	Low End	High End
Total Written Premium	$1,193,548	$1,373,000	$1,385,000	$1,385,000	$1,397,000
Total Revenue[2]	$1,456,389	$1,280,000	$1,300,000	$1,325,000	$1,340,000
Net Income[3,4]	$149,225	$(51,000)	$(41,000)	$18,000	$30,000
Adjusted EBITDA[5]	$236,791	$236,000	$247,000	$270,000	$280,000

1    Prior 2026 Outlook shared on the Company’s first quarter earnings call on May 6th, 2026.
2    Revenue guidance reflects the accounting impact of the Markel Fronting Arrangement. Beginning in 2026, we now control the Essentia book of business with the benefit of our MGA services received by Hagerty Re and not Essentia. As a result, commission revenue and the associated ceding commission expense for policies issued through the Markel Fronting Arrangement are now eliminated in consolidation. Although we expect the arrangement to result in increased profitability (as reflected in Adjusted EBITDA), reported commission revenue and ceding commission expense will be significantly lower than prior periods, affecting period-to-period comparability. 2025 commission revenue associated with our alliance agreement with Markel was $437 million and 2025 ceding commission expense related to the Company’s reinsurance quota share agreement with Markel was $344 million.
3    The projected Net Income includes approximately $199 million of pre-tax transitional costs related to the Markel Fronting Arrangement representing deferred ceding commissions paid to Markel for policies written prior to January 1, 2026, which will be fully amortized ratably over the remaining term of those policies throughout 2026. This amortization will decline to $37 million in Q3 2026 and approximately $9 million in Q4 2026 as 2025 policies expire. Excluding these transitional costs, we expect 2026 to reflect underlying profitability improvement.
4    Full year 2025 Net Income includes (i) the benefit from the $42 million release of a portion of our valuation allowance, partially offset by a $32 million loss related to the change in value of the TRA liability; and (ii) a $21 million reduction in reserves in the fourth quarter, primarily related to favorable development for the 2024 accident year and improvement in current accident year experience.
5    See section “Key Performance Indicators and Non-GAAP Financial Measures” below for additional information regarding this non-GAAP financial measure.

Conference Call Details

Hagerty will hold a conference call to discuss the financial results on Wednesday, August 5, 2026 10:00 am Eastern Time. A webcast of the conference call, including its Investor Presentation highlighting second quarter 2026 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. All statements we provide, other than statements of historical fact, are forward-looking statements, including those regarding Hagerty’s future operating results and financial position, Hagerty’s business strategy and plans, products, services, and technology implementations, market conditions, growth and trends, expansion plans and opportunities, and Hagerty’s objectives for future operations. The words "anticipate," "believe," "envision," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," "ongoing," "contemplate," and similar expressions, and the negatives of these expressions, are intended to identify forward-looking statements.

Hagerty has based these forward-looking statements largely on current expectations about future events, which may not materialize. Actual results could differ materially and adversely from those anticipated or implied in forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within Hagerty’s industry and attract and retain insurance policyholders and paid Hagerty Drivers Club ("HDC") subscribers; (ii) maintain key strategic relationships with Hagerty’s insurance distribution and underwriting carrier partners; (iii) prevent, monitor, and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages, or other issues with Hagerty’s technology platforms or use of third-party services; (v) accelerate the adoption of Hagerty’s membership and marketplace products and services, as well as any new insurance programs and products offered; (vi) successfully implement the fronting arrangement consummated with Markel and realize the anticipated benefits while also managing the increased exposure to underwriting volatility, catastrophes, reinsurance counterparty risk, and legal, compliance, and regulatory risks resulting from the shift to Hagerty Re assuming 100% of the risk for policies written through this arrangement; (vii) underwrite and price new products, including Enthusiast+, consistent with expected loss ratios and risk tolerances; (viii) execute Broad Arrow’s private sale, auction, and financing strategies; (ix) complete the acquisition of Bennetts Motorcycling Services Limited ("Bennetts") on the expected terms or timeline, or at all, or realize the anticipated benefits of the Bennetts acquisition, including expected earnings enhancements and synergies; (x) achieve Hagerty’s investment objectives and avoid losses in the investment portfolio; (xi) manage the cyclical nature of the insurance business and broader macroeconomic conditions, including inflation, interest rates, and potential recessionary pressures; (xii) address unexpected increases in the frequency or severity of claims, including catastrophe losses; and (xiii) comply with numerous laws and regulations applicable to Hagerty’s business, including without limitation state, federal, and foreign laws relating to insurance and rate increases, privacy and cybersecurity, marketing and advertising, digital services, accounting matters, tax, anti-money laundering, and economic sanctions.

The forward-looking statements in this release represent Hagerty’s views as of the date hereof. You should not rely on forward-looking statements as predictions of future events. We operate in a very competitive and rapidly changing environment and new risks emerge from time to time. This presentation should be read in conjunction with the information included in filings with the SEC and press releases. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and business outlook for future periods. In addition, this press release contains certain “non-GAAP financial measures”. The non-GAAP measures are presented for supplemental informational purposes only. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP are provided in the appendix to this press release.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is a company built by drivers for drivers, protecting 3.0 million vehicles in the United States, Canada and the UK. We make it easier and more enjoyable for car enthusiasts to drive and celebrate the vehicles they love through innovative vehicle insurance products, live and digital auctions, engaging media and events, and the Hagerty Drivers Club, the world’s largest membership community of car lovers.
For more information, please visit www.hagerty.com or www.newsroom.hagerty.com. Never Stop Driving®.

Hagerty Investor: Investor@hagerty.com
Hagerty Media: Press@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended June 30,
	2026	2025	$ Change	% Change

REVENUES:	in thousands (except percentages and per share amounts)
Earned premium, net	$251,956	$177,785	$74,171	41.7%
Commission and fee revenue	23,665	143,287	(119,622)	(83.5)%
Marketplace revenue	39,658	26,886	12,772	47.5%
Membership and other revenue	21,361	20,741	620	3.0%
Net investment income	11,003	9,416	1,587	16.9%
Net investment gains	7,179	1,194	5,985	N/M
Total revenue	354,822	379,309	(24,487)	(6.5)%
EXPENSES:
Losses and loss adjustment expenses, net	110,709	75,213	35,496	47.2%
Policy acquisition costs, net	83,641	82,938	703	0.8%
Underwriting and other insurance expenses	62,947	1,222	61,725	N/M
Selling, general, and administrative expenses	95,265	161,627	(66,362)	(41.1)%
Interest expense and other, net	28	4,946	(4,918)	(99.4)%
Total expenses	352,590	325,946	26,644	8.2%
INCOME BEFORE TAXES	2,232	53,363	(51,131)	(95.8)%
Income tax (expense) benefit	5,809	(6,161)	11,970	194.3%
NET INCOME	8,041	47,202	(39,161)	(83.0)%
Net income attributable to non-controlling interest	(7,761)	(36,229)	28,468	78.6%
Accretion of Series A Convertible Preferred Stock	(1,948)	(1,875)	73	3.9%
NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$(1,668)	$9,098	$(10,766)	(118.3)%

Earnings (loss) per share of Class A Common Stock:
Basic	$(0.02)	$0.09
Diluted	$(0.02)	$0.09

Weighted average shares of Class A Common Stock outstanding:
Basic	101,797	90,698
Diluted	101,797	90,698

N/M = Not meaningful

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Six months ended June 30,
	2026	2025	$ Change	% Change

REVENUES:	in thousands (except percentages and per share amounts)
Earned premium, net	$491,598	$347,140	$144,458	41.6%
Commission and fee revenue	40,100	243,574	(203,474)	(83.5)%
Marketplace revenue	65,310	55,972	9,338	16.7%
Membership and other revenue	43,488	41,606	1,882	4.5%
Net investment income	21,266	18,474	2,792	15.1%
Net investment gains	4,890	879	4,011	N/M
Total revenue	666,652	707,645	(40,993)	(5.8)%
EXPENSES:
Losses and loss adjustment expenses, net	208,628	146,343	62,285	42.6%
Policy acquisition costs, net	185,563	160,271	25,292	15.8%
Underwriting and other insurance expenses	122,535	2,579	119,956	N/M
Selling, general, and administrative expenses	167,681	305,672	(137,991)	(45.1)%
Interest expense and other, net	950	6,635	(5,685)	(85.7)%
Total expenses	685,357	621,500	63,857	10.3%
INCOME (LOSS) BEFORE TAXES	(18,705)	86,145	(104,850)	(121.7)%
Income tax (expense) benefit	14,001	(11,650)	25,651	N/M
NET INCOME (LOSS)	(4,704)	74,495	(79,199)	(106.3)%
Net (income) loss attributable to non-controlling interest	493	(55,151)	55,644	100.9%
Accretion of Series A Convertible Preferred Stock	(3,978)	(3,750)	228	6.1%
NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$(8,189)	$15,594	$(23,783)	(152.5)%

Earnings (loss) per share of Class A Common Stock:
Basic	$(0.08)	$0.16
Diluted	$(0.08)	$0.16

Weighted average shares of Class A Common Stock outstanding:
Basic	101,418	90,374
Diluted	101,418	91,247

N/M = Not meaningful

Hagerty, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2026	2025

ASSETS	in thousands (except share amounts)
Fixed maturity securities available-for-sale, at fair value (amortized cost: $702,483 and $687,813 as of June 30, 2026 and December 31, 2025, respectively)	$701,561	$696,271
Equity securities, at fair value	54,945	34,871
Total investments	756,506	731,142
Cash and cash equivalents	298,302	160,177
Restricted cash and cash equivalents	169,333	138,823
Accounts receivable	27,313	98,872
Premiums receivable	120,382	180,529
Deferred acquisition costs, net	100,196	179,224
Reinsurance recoverables	12,346	15,296
Prepaid reinsurance premiums	49,846	21,950
Notes receivable	153,302	113,887
Intangible assets, net	89,315	88,915
Goodwill	114,134	114,164
Deferred tax assets	48,021	43,011
Other assets	209,435	207,986
TOTAL ASSETS	$2,148,431	$2,093,976
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$89,829	$111,947
Advance premiums	50,108	28,287
Due to insurers	27,100	94,930
Losses payable and reserves for unpaid losses and loss adjustment expenses	241,705	264,204
Unearned premiums	598,217	412,058
Ceding commissions payable	6,133	86,165
Debt, net	215,951	177,907
Contract liabilities	50,841	46,450
Deferred tax liability	244	23,489
Tax receivable agreement liability	38,284	39,829
Other liabilities	95,213	61,684
TOTAL LIABILITIES	1,413,625	1,346,950
Commitments and Contingencies	—	—
TEMPORARY EQUITY
Preferred stock, $0.0001 par value (20,000,000 shares authorized, 8,483,561 Series A Convertible Preferred Stock issued and outstanding as of June 30, 2026 and December 31, 2025) [1]	84,996	86,618
STOCKHOLDERS' EQUITY
Class A Common Stock, $0.0001 par value (500,000,000 shares authorized, 101,804,938 and 100,706,893 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	10	10
Class V Common Stock, $0.0001 par value (300,000,000 authorized, 241,552,156 shares issued and outstanding as of June 30, 2026 and December 31, 2025)	24	24
Additional paid-in capital	623,664	623,013
Accumulated earnings (deficit)	(407,171)	(402,960)
Accumulated other comprehensive income (loss)	(1,068)	1,229
Total stockholders' equity	215,459	221,316
Non-controlling interest	434,351	439,092
Total equity	649,810	660,408
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$2,148,431	$2,093,976

1 The Series A Convertible Preferred Stock is recorded within Temporary Equity because it has equity conversion and cash redemption features.

Hagerty, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended June 30,
	2026	2025

OPERATING ACTIVITIES:	in thousands
Net income (loss)	$(4,704)	$74,495
Adjustments to reconcile net income (loss) to net cash from operating activities:
Loss on disposals of equipment, software, and other assets	241	1,211
Change in TRA Liability	—	3,078
Depreciation and amortization	19,422	18,321
Provision for deferred taxes	(26,199)	2,061
Share-based compensation expense	9,710	9,538
Non-cash lease expense	4,174	4,226
Net investment gains	(4,890)	(879)
(Accretion) amortization of discount and premium, net	(1,377)	(2,316)
Amortization of gain on loss portfolio transfer	(2,940)	—
Other	795	355
Changes in assets and liabilities:
Accounts and premiums receivable	128,383	(142,560)
Deferred acquisition costs, net	79,028	(21,964)
Reinsurance recoverables	2,950	(10,390)
Prepaid reinsurance premiums	(27,896)	(7,325)
Advance premiums	21,920	10,590
Due to insurers	(67,278)	68,256
Losses payable and reserves for unpaid losses and loss adjustment expenses	(22,499)	(7,828)
Unearned premiums	186,159	52,957
Ceding commissions payable	(80,032)	35,691
Other assets and liabilities, net	(28,810)	10,197
Net Cash Provided by Operating Activities	186,157	97,714
INVESTING ACTIVITIES:
Capital expenditures	(15,954)	(11,549)
Issuance of notes receivable	(92,151)	(26,617)
Collection of notes receivable	55,261	8,091
Purchases of fixed maturity securities	(228,418)	(98,455)
Purchases of equity securities	(51,041)	(347)
Proceeds from maturities and sales of fixed maturity securities	214,809	96,811
Proceeds from sales of equity securities	35,405	378
Other investing activities	(613)	(151)
Net Cash Used in Investing Activities	(82,702)	(31,839)
FINANCING ACTIVITIES:
Repayments of debt	(61,806)	(124,493)
Proceeds from debt, net of issuance costs	100,825	192,339
Proceeds from loss portfolio transfer	50,500	—
Claims payments made from loss portfolio transfer	(13,259)	—
Distributions paid to non-controlling interest unit holders	(837)	(30,380)
Payment of Series A Convertible Preferred Stock dividends	(5,600)	(5,600)
Funding of TRA Liability payments	(1,545)	(223)
Funding of employee tax obligations upon vesting of share-based payments	(3,251)	(2,452)
Other financing activities	309	289
Net Cash Provided by Financing Activities	65,336	29,480
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(156)	2,386

Change in cash and cash equivalents and restricted cash and cash equivalents	168,635	97,741
Beginning cash and cash equivalents and restricted cash and cash equivalents	299,000	232,845
Ending cash and cash equivalents and restricted cash and cash equivalents	$467,635	$330,586

Key Performance Indicators and Non-GAAP Financial Measures

Key Performance Indicators

The tables below present a summary of our Key Performance Indicators, which include important operational metrics, as well as certain financial measures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures. We use these Key Performance Indicators to evaluate our business, measure our performance, identify trends against planned initiatives, prepare financial projections, and make strategic decisions. We believe these Key Performance Indicators are useful in evaluating our performance when read together with our Condensed Consolidated Financial Statements prepared in accordance with GAAP.

	Three months ended June 30,
	2026	2025	Change

GAAP Financial Measures	dollars in thousands (except per share amounts)
Total revenue [1]	$354,822	$379,309	$(24,487)	(6.5)%
Income before taxes	$2,232	$53,363	$(51,131)	(95.8)%
Net income	$8,041	$47,202	$(39,161)	(83.0)%
Net income (loss) attributable to Class A Common Stockholders	$(1,668)	$9,098	$(10,766)	(118.3)%
Basic earnings (loss) per share ("EPS")	$(0.02)	$0.09	$(0.11)	(122.2)%
Diluted EPS	$(0.02)	$0.09	$(0.11)	(122.2)%

Non-GAAP Financial Measures
Adjusted EBITDA	$74,505	$72,645	$1,860	2.6%
Adjusted Net Income (Loss)	$(6,188)	$43,450	$(49,638)	(114.2)%
Adjusted Diluted EPS	$(0.02)	$0.12	$(0.14)	(116.7)%

Insurance Operational Metrics
Total Written Premium	$424,502	$355,985	$68,517	19.2%
Net Assumed Premium	$333,152	$236,603	$96,549	40.8%
Hagerty Re Loss Ratio	42.7%	42.3%	0.4%	N/M
Hagerty Re Combined Ratio	89.6%	89.6%	—%	N/M
New Business Count — Insurance	166,951	87,872	79,079	90.0%

Marketplace Operational Metrics
Aggregate Auction Sales	$104,446	$49,408	$55,038	111.4%
Net Auction Sales	$94,374	$44,837	$49,537	110.5%
Private Sales	$44,136	$114,776	$(70,640)	(61.5)%
BAC Average Loan Portfolio	$146,363	$81,233	$65,130	80.2%

N/M = Not meaningful

1    Total Revenue for the three months ended June 30, 2025 has been recast to include "Net investment income" and "Net investment gains" as components of revenue in accordance with the Article 7 reporting standards adopted in 2025. Total revenue as previously presented in accordance with Article 5 was $369 million for the three months ended June 30, 2025.

	Six months ended June 30,
	2026	2025	Change

GAAP Financial Measures	dollars in thousands (except per share amounts)
Total revenue [1]	$666,652	$707,645	$(40,993)	(5.8)%
Income (loss) before taxes	$(18,705)	$86,145	$(104,850)	(121.7)%
Net income (loss)	$(4,704)	$74,495	$(79,199)	(106.3)%
Net income (loss) attributable to Class A Common Stockholders	$(8,189)	$15,594	$(23,783)	(152.5)%
Basic EPS	$(0.08)	$0.16	$(0.24)	(150.0)%
Diluted EPS	$(0.08)	$0.16	$(0.24)	(150.0)%

Non-GAAP Financial Measures
Adjusted EBITDA	$159,690	$120,796	$38,894	32.2%
Adjusted Net Income (Loss)	$(19,332)	$68,802	$(88,134)	(128.1)%
Adjusted Diluted EPS	$(0.05)	$0.19	$(0.24)	(126.3)%

Insurance Operational Metrics
Total Written Premium	$713,448	$600,312	$113,136	18.8%
Net Assumed Premium	$650,498	$392,254	$258,244	65.8%
Hagerty Re Loss Ratio	40.6%	42.2%	(1.6)%	N/M
Hagerty Re Combined Ratio	88.1%	89.1%	(1.0)%	N/M
New Business Count — Insurance	278,847	143,181	135,666	94.8%

Marketplace Operational Metrics
Aggregate Auction Sales	$239,825	$124,744	$115,081	92.3%
Net Auction Sales	$217,810	$113,050	$104,760	92.7%
Private Sales	$80,966	$168,445	$(87,479)	(51.9)%
BAC Average Loan Portfolio	$141,472	$72,009	$69,463	96.5%

N/M = Not meaningful

1    Total Revenue for the six months ended June 30, 2025 has been recast to include "Net investment income" and "Net investment gains" as components of revenue in accordance with the Article 7 reporting standards adopted in 2025. Total revenue as previously presented in accordance with Article 5 was $688 million for the six months ended June 30, 2025.

	June 30,
	2026	2025	Change

Insurance Operational Metrics	dollars in thousands
Policies in Force	1,855,649	1,559,798	295,851	19.0%
Policies in Force Retention	88.2%	88.7%	(0.5)%	N/M
Vehicles in Force	3,031,566	2,664,611	366,955	13.8%
HDC Paid Member Count	961,929	907,963	53,966	5.9%
Marketplace Operational Metrics
BAC Loan Portfolio Balance	$146,550	$84,515	$62,035	73.4%

N/M = Not meaningful

Adjusted EBITDA

We define EBITDA as consolidated Net income (loss), excluding Interest expense and other, net, Income tax expense (benefit), and Depreciation and amortization. We define Adjusted EBITDA as EBITDA, further adjusted to (i) exclude net investment gains and losses; (ii) deduct interest expense related to the State Farm Term Loan; (iii) exclude share-based compensation expense; and when applicable, exclude (iv) restructuring, impairment and related charges; (v) gains, losses and impairments related to divestitures; and (vi) certain other unusual items, such as Markel Fronting Arrangement transitional costs during the three and six months ended June 30, 2026.

How This Measure is Useful

When used in conjunction with GAAP financial measures, Adjusted EBITDA is a supplemental measure of operating performance that we believe is a useful measure to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted EBITDA to evaluate our operating performance on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We believe the presentation of Adjusted EBITDA provides securities analysts, investors, and other interested parties with a supplemental view of our operating performance that enhances their understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives.

Limitations of the Usefulness of This Measure

Adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. Presentation of Adjusted EBITDA should not be considered in isolation or a substitute for, or superior to, the financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is presented below.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

	in thousands
Net income (loss)	$8,041	$47,202	$(4,704)	$74,495
Interest expense and other, net [1]	28	4,946	950	6,635
Income tax expense (benefit)	(5,809)	6,161	(14,001)	11,650
Depreciation and amortization	9,716	8,833	19,422	18,321
EBITDA	11,976	67,142	1,667	111,101
Net investment gains	(7,179)	(1,194)	(4,890)	(879)
Interest expense related to State Farm Term Loan [2]	(515)	(515)	(1,030)	(1,030)
Share-based compensation expense	5,093	5,146	9,710	9,538
Markel Fronting Arrangement transitional costs [3]	64,111	—	153,069	—
Other unusual items [4]	1,019	2,066	1,164	2,066
Adjusted EBITDA	$74,505	$72,645	$159,690	$120,796

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Selling, general, and administrative expenses" in the Condensed Consolidated Statements of Operations.
2    Interest expense related to the State Farm Term Loan is charged against Adjusted EBITDA as it is directly attributable to the operations of Hagerty Re.
3    Represents the amortization of deferred ceding commissions paid to Markel for policies written prior to January 1, 2026. These costs relate exclusively to policies written prior to our entry into the Markel Fronting Arrangement and are being fully amortized ratably over the remaining term of those policies through December 31, 2026. The amortization of these deferred ceding commissions was $89 million in the first quarter of 2026, $64 million in the second quarter of 2026, and we expect it to decline to approximately $37 million in the third quarter of 2026 and approximately $9 million in the fourth quarter of 2026 as the remaining 2025 policy terms run off. Management excludes these costs from Adjusted EBITDA because they are transitional charges related solely to deferred ceding commissions on policies written prior to January 1, 2026, are expected to run off by December 31, 2026, and are not indicative of our ongoing operating performance under the Markel Fronting Arrangement.
4    For the three months ended June 30, 2026, other unusual items includes professional fees related to the pending acquisition of Bennetts. For the six months ended June 30, 2026, other unusual items includes professional fees related to the pending acquisition of Bennetts and additional severance expenses associated with the actions taken in the fourth quarter of 2025. For the three and six months ended June 30, 2025, other unusual items includes certain legal settlement expenses, professional fees associated with the THG Unit Exchange and related secondary offering, and certain material severance expenses.

As a result of our transition to Article 7 reporting standards, Net investment income is reported as a component of revenue and is no longer an adjustment in our reconciliation from Net income (loss) to Adjusted EBITDA. In addition, interest expense related to the State Farm Term Loan is now deducted from Adjusted EBITDA as it is directly attributable to Hagerty Re, which generates a significant portion of our net investment income. The following table presents a reconciliation of Adjusted EBITDA as presented in the prior period in accordance with Article 5, to the current presentation in accordance with Article 7:

	Three months ended	Six months ended
	June 30, 2025	June 30, 2025

	in thousands
Prior presentation of Adjusted EBITDA	$63,744	$103,352
Net investment income	9,416	18,474
Interest expense related to State Farm Term Loan	(515)	(1,030)
Current presentation of Adjusted EBITDA	$72,645	$120,796

The following table reconciles Adjusted EBITDA for the year ended December 31, 2026 Outlook to the most directly comparable GAAP measure, which is Net income:

	2026 Low	2026 High

	in thousands
Net income	$18,000	$30,000
Interest expense and other, net [1]	5,000	5,000
Income tax benefit	(11,000)	(13,000)
Depreciation and amortization	40,000	40,000
Share-based compensation expense	19,000	19,000
Markel Fronting Arrangement transitional costs [2]	199,000	199,000
Adjusted EBITDA	$270,000	$280,000

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Selling, general, and administrative expenses" in the Condensed Consolidated Statements of Operations.
2    Represents the amortization of deferred ceding commissions paid to Markel for policies written prior to January 1, 2026. These costs relate exclusively to policies written prior to our entry into the Markel Fronting Arrangement and are being fully amortized ratably over the remaining term of those policies through December 31, 2026. The amortization of these deferred ceding commissions was $89 million in the first quarter of 2026, $64 million in the second quarter of 2026, and we expect it to decline to approximately $37 million in the third quarter of 2026 and approximately $9 million in the fourth quarter of 2026 as the remaining 2025 policy terms run off. Management excludes these costs from Adjusted EBITDA because they are transitional charges related solely to deferred ceding commissions on policies written prior to January 1, 2026, are expected to run off by December 31, 2026, and are not indicative of our ongoing operating performance under the Markel Fronting Arrangement.

Adjusted Net Income (Loss) and Adjusted Diluted EPS

Adjusted Net Income (Loss) represents Net income (loss) attributable to Class A Common Stockholders, assuming the full exchange of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, adjusted to exclude (i) net investment gains and losses; and when applicable, (ii) changes in the TRA Liability; (iii) gains and losses related to divestitures; and (iv) certain other unusual items. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income (Loss) by the weighted average shares of Class A Common Stock outstanding, assuming the full exchange of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards.

How These Measures Are Useful

When used in conjunction with GAAP financial measures, Adjusted Net Income (Loss) and Adjusted Diluted EPS are supplemental measures of operating performance that we believe are useful measures to evaluate our performance period over period and relative to our competitors and peers. Management uses Adjusted Net Income (Loss) and Adjusted Diluted EPS to evaluate our operating performance on a consistent basis, as it removes the impact of items not directly resulting from our core operations. We believe these measures provide securities analysts, investors, and other interested parties with a supplemental view of our operating performance that enhances their understanding of our business and results of operations that may not otherwise be apparent when relying solely on GAAP measures. By assuming the full exchange of all outstanding THG units and Series A Convertible Preferred Stock, we believe these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Class A Common Stockholders driven by increases in Hagerty, Inc.'s ownership in THG, which is unrelated to our operating performance, and excludes items that are unusual or may not be indicative of our ongoing performance.

Limitations of the Usefulness of These Measures

Adjusted Net Income (Loss) and Adjusted Diluted EPS may differ from similarly titled measures used by other companies due to different methods of calculation, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies. Presentation of Adjusted Net Income (Loss) and Adjusted Diluted EPS should not be considered in isolation or a substitute for, or superior to, the financial information prepared in accordance with GAAP. While these measures are useful in evaluating our performance, they assume the full exchange of all outstanding THG units and Series A Convertible Preferred Stock for shares of Class A Common Stock, which has not occurred and may not occur. Further, the adjustments made to arrive at Adjusted Net Income (Loss) exclude certain expenses and income that may recur in the future. Adjusted Net Income (Loss) and Adjusted Diluted EPS should be evaluated in conjunction with our GAAP financial results. A reconciliation of Adjusted Net Income (Loss) to Net income (loss) attributable to Class A Common Stockholders, the most directly comparable GAAP measure, and the computation of Adjusted Diluted EPS are presented below.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Numerator:	in thousands (except per share amounts)
Net income (loss) attributable to Class A Common Stockholders	$(1,668)	$9,098	$(8,189)	$15,594
Adjustments:
Accretion of Series A Convertible Preferred Stock	1,948	1,875	3,978	3,750
Net income (loss) attributable to non-controlling interest	7,761	36,229	(493)	55,151
Net investment gains	(7,179)	(1,194)	(4,890)	(879)
Change in TRA Liability	—	3,078	—	3,078
Other unusual items [1]	1,019	2,066	1,164	2,066
Tax impact of above adjustments [2]	(8,069)	(7,702)	(10,902)	(9,958)
Adjusted Net Income (Loss)	$(6,188)	$43,450	$(19,332)	$68,802

Denominator:
Weighted average shares of Class A Common Stock outstanding — Diluted	101,797	90,698	101,418	91,247
Adjustments:
Assumed exchange of non-controlling interest THG units for shares of Class A Common Stock	245,001	255,105	245,051	255,138
Assumed conversion of shares of Series A Convertible Preferred Stock into shares of Class A Common Stock	6,785	6,785	6,785	6,785
Assumed vesting of share-based compensation awards	7,951	8,580	7,979	7,404
Adjusted weighted average shares of Class A Common Stock outstanding — Diluted	361,534	361,168	361,233	360,574

Adjusted Diluted EPS	$(0.02)	$0.12	$(0.05)	$0.19

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025

Diluted EPS	$(0.02)	$0.09	$(0.08)	$0.16
Impact of assumed exchange, conversion, or vesting of remaining potentially dilutive securities [3]	0.04	0.04	0.07	0.05
Non-GAAP adjustments [4]	(0.04)	(0.01)	(0.04)	(0.02)
Adjusted Diluted EPS	$(0.02)	$0.12	$(0.05)	$0.19

1    For the three months ended June 30, 2026, other unusual items includes professional fees related to the pending acquisition of Bennetts. For the six months ended June 30, 2026, other unusual items includes professional fees related to the pending acquisition of Bennetts and additional severance expenses associated with the actions taken in the fourth quarter of 2025. For the three and six months ended June 30, 2025, other unusual items includes certain legal settlement expenses, professional fees associated with the THG Unit Exchange and related secondary offering, and certain material severance expenses.
2    Represents the tax effect of the aforementioned adjustments to reflect corporate income taxes at an estimated effective tax rate of (58.0)% and 24.2% for the three months ended June 30, 2026 and 2025, respectively, and 13.8% and 23.9% for the six months ended June 30, 2026 and 2025, respectively, which considers the U.S. federal statutory rate of 21%, a combined state income tax rate of approximately 5% (net of federal benefits and required valuation allowances), and certain material permanent items.
3    Assumes the exchange of all outstanding THG units, Series A Convertible Preferred Stock, and unvested share-based compensation awards for shares of Class A Common Stock, resulting in the elimination of the non-controlling interest and recognition of the Net income (loss) attributable to non-controlling interest, as well as elimination of the accretion of Series A Convertible Preferred Stock.
4    Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation above for additional information.

Comparability Bridge

Due to the expanded underwriting and claims authority granted to us under the Markel Fronting Arrangement, we now control the Essentia book of business. While our U.S. MGA subsidiary and Hagerty Re continue to operate in the same manner they have historically, beginning on January 1, 2026, the benefit of our MGA services is being received by Hagerty Re and not Essentia. As a result, effective in the first quarter of 2026, we are no longer recognizing commission revenue or the associated ceding commission expense for Essentia-originated policies in our Condensed Consolidated Financial Statements. However, ceding commission expense associated with Essentia policies issued in 2025 will continue to be recognized ratably over the remaining term of those policies throughout 2026. In addition, policy acquisition costs incurred by our U.S. MGA subsidiary for Essentia policies issued in 2026 are being deferred and amortized over the policy term. Accordingly, our entry into the Markel Fronting Arrangement has reduced the period‑to‑period comparability of our Condensed Consolidated Financial Statements.

The following table provides a reconciliation of the standalone results of operations for our Hagerty Re and MGA+ reporting units for the three months ended June 30, 2026, which reflect the continuing operations of those businesses, to total insurance segment results of operations included in our Condensed Consolidated Statements of Operations:

	Three months ended June 30, 2026
	Hagerty Re: Essentia Policy Year 2025 (a)	Hagerty Re: Essentia Policy Year 2026 & Other Carriers (b)	Hagerty Re Total	MGA+ (c)		Consolidation Entries		Insurance Segment

REVENUES:	in thousands
Earned premium, net	$157,365	$94,591	$251,956	$—		$—		$251,956
Commission and fee revenue			—	167,213		(143,548)	(e)	23,665
Membership and other revenue			—	21,361		—		21,361
Net investment income			9,694	1,037		—		10,731
Net investment gains			7,179	—		—		7,179
Total revenue			268,829	189,611		(143,548)		314,892
EXPENSES:
Losses and loss adjustment expenses, net			107,522	3,187	(d)	—		110,709
Policy acquisition costs, net:
Ceding commission expense	71,614	38,959	110,573	—		(43,647)	(e)	66,926
Other policy acquisition costs			4,560	—		12,155	(f)	16,715
Underwriting and other insurance expenses			2,990	92,037	(d)	(32,080)	(f)	62,947
Selling, general, and administrative expenses			—	55,931		—		55,931
Interest expense and other, net			(1,118)	15		—		(1,103)
Total expenses			224,527	151,170		(63,572)		312,125
INCOME BEFORE TAXES			$44,302	$38,441		$(79,976)		$2,767	(g)

(a)    Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2025.
(b)    Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2026 and through other carriers.
(c)    The MGA+ reporting unit includes our MGA operations, as well as our membership, events, and media activities.
(d)    Our MGA subsidiaries incur costs to fulfill certain underwriting and claims handling functions on behalf of Hagerty Re, for which they are compensated through an intercompany commission paid by Hagerty Re. These costs are reflected within the standalone results of our MGA+ reporting unit within "Losses and loss adjustment expenses, net" and "Underwriting and other insurance expenses".
(e)    These consolidation entries are made to eliminate intercompany commission revenue and ceding commission expense between the Hagerty Re and MGA+ reporting units.
(f)    These consolidation entries are made to defer $32.1 million in policy acquisition costs incurred by the MGA+ reporting unit in their standalone results of operations, which are then amortized over the underlying policy term in our Condensed Consolidated Statements of Operations. For the three months ended June 30, 2026, the amortization of such deferred policy acquisition costs totaled $12.2 million.
(g)    This table is presented solely to improve the year-over-year comparability of our financial statements and should not be viewed on a standalone basis. It should be read together with our Condensed Consolidated Statements of Operations and the accompanying notes.

The following table provides a reconciliation of the standalone results of operations for our Hagerty Re and MGA+ reporting units for the six months ended June 30, 2026, which reflect the continuing operations of those businesses, to our Condensed Consolidated Statements of Operations. This table is presented solely to improve the year-over-year comparability of our financial statements and should not be viewed on a standalone basis. It should be read together with our Condensed Consolidated Statements of Operations and the accompanying notes.

	Six months ended June 30, 2026
	Hagerty Re: Essentia Policy Year 2025 (a)	Hagerty Re: Essentia Policy Year 2026 & Other Carriers (b)	Hagerty Re Total	MGA+ (c)		Consolidation Entries		Insurance Segment

REVENUES:	in thousands
Earned premium, net	$375,638	$115,960	$491,598	$—		$—		$491,598
Commission and fee revenue			—	287,449		(247,349)	(e)	40,100
Membership and other revenue			—	43,488		—		43,488
Net investment income			18,926	1,819		—		20,745
Net investment gains			4,890	—		—		4,890
Total revenue			515,414	332,756		(247,349)		600,821
EXPENSES:
Losses and loss adjustment expenses, net			199,487	9,141	(d)	—		208,628
Policy acquisition costs, net:
Ceding commission expense	170,971	47,700	218,671	—		(55,188)	(e)	163,483
Other policy acquisition costs			5,787	—		16,293	(f)	22,080
Underwriting and other insurance expenses			9,040	170,740	(d)	(57,245)	(f)	122,535
Selling, general, and administrative expenses			—	102,797		—		102,797
Interest expense and other, net			(1,911)	792		—		(1,119)
Total expenses			431,074	283,470		(96,140)		618,404
INCOME (LOSS) BEFORE TAXES			$84,340	$49,286		$(151,209)		$(17,583)	(g)

(a)    Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2025.
(b)    Represents Hagerty Re's earned premium and associated policy acquisition costs related to Essentia policies issued in 2026 and through other carriers.
(c)    The MGA+ reporting unit includes our MGA operations, as well as our membership, events, and media activities.
(d)    Our MGA subsidiaries incur costs to fulfill certain underwriting and claims handling functions on behalf of Hagerty Re, for which they are compensated through an intercompany commission paid by Hagerty Re. These costs are reflected within the standalone results of our MGA+ reporting unit within "Losses and loss adjustment expenses, net" and "Underwriting and other insurance expenses".
(e)    These consolidation entries are made to eliminate intercompany commission revenue and ceding commission expense between the Hagerty Re and MGA+ reporting units.
(f)    These consolidation entries are made to defer $57.2 million in policy acquisition costs incurred by the MGA+ reporting unit in their standalone results of operations, which are then amortized over the underlying policy term in our Condensed Consolidated Statements of Operations. For the six months ended June 30, 2026, the amortization of such deferred policy acquisition costs totaled $16.3 million.
(g)    This table is presented solely to improve the year-over-year comparability of our financial statements and should not be viewed on a standalone basis. It should be read together with our Condensed Consolidated Statements of Operations and the accompanying notes.